UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 1020, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2017, Global Eagle Entertainment Inc. (“we” or the “Company”) entered into a Fourth Amendment to Limited Waiver to Credit Agreement and Fourth Amendment to Credit Agreement (the “Second October 2017 Amendment”) among the Company, the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), relating to (i) the Credit Agreement, dated as of January 6, 2017 (the “Credit Agreement”), among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time (each, a “Lender” and collectively, the “Lenders”) and Citibank, N.A., as Administrative Agent, L/C issuer and swing line lender, (ii) the First Amendment and Limited Waiver to Credit Agreement (the “May 2017 Amendment”), dated as of May 4, 2017, (iii) the Amendment to First Amendment and Limited Waiver to Credit Agreement and Second Amendment to Credit Agreement (the “June 2017 Amendment”), dated as of June 29, 2017, (iv) the Second Amendment to Limited Waiver (the “September 2017 Extension”), dated as of September 13, 2017, (v) the Third Amendment to Limited Waiver to Credit Agreement and Third Amendment to Credit Agreement (the “First October 2017 Amendment”), dated as of October 2, 2017 and (vi) the letter agreement (the “October 2017 Extension”), dated as of October 6, 2017. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Credit Agreement, as amended or modified by the agreements in the foregoing clauses (ii) through (vi) and the Second October 2017 Amendment (as so amended and modified, the “Amended Credit Agreement”).

The Second October 2017 Amendment amends the Amended Credit Agreement and the May 2017 Amendment as follows:

•	The Company will now have until November 15, 2017 (rather than October 31, 2017, as previously required under the Amended Credit Agreement) to deliver its audited financial statements for the year ended December 31, 2016 (together with the related audit report and opinion from the Company’s independent accountants and the other items required by the Amended Credit Agreement to be delivered therewith, the “Annual Financial Statement Deliverables”).

•	The Company will now have until January 2, 2018 to deliver its unaudited financial statements for the quarters ended March 31, 2017 (“Q1 2017 Financials”), June 30, 2017 (“Q2 2017 Financials”) and September 30, 2017 (“Q3 2017 Financials”). The Amended Credit Agreement previously required that the Company deliver the Q1 2017 Financials and Q2 2017 Financials within 30 days following the date on which it delivers the Annual Financial Statement Deliverables, and that the Company deliver the Q3 2017 Financials within 30 days following its delivery of Q1 2017 Financials and Q2 2017 Financials.

•	On and after October 31, 2017, Initial Term Loans will now bear interest on the outstanding principal amount thereof at a rate per annum equal to either (i) the Base Rate plus 6.50% or (ii) the Eurocurrency Rate for each Interest Period plus 7.50%, which in both cases is an increase of 25 basis points from the interest rates previously in effect under the Amended Credit Agreement. Until the Company delivers its financial statements for the quarter ending March 31, 2018, Revolving Credit Loans will now bear interest at a rate equal to either (i) the Base Rate plus 6.50% or (ii) the Eurocurrency Rate or EURIBOR Rate plus 7.50%, which in both cases is an increase of 25 basis points from the interest rates previously in effect under the Amended Credit Agreement. Following delivery of those financial statements, Revolving Credit Loans will then bear interest at a rate based on the Base Rate, Eurocurrency Rate or EURIBOR Rate, plus an interest-rate spread thereon that varies from 6.00% to 6.50% (versus 5.75% to 6.25%, as previously in effect under the Amended Credit Agreement) for the Base Rate and from 7.00% to 7.50% (versus 6.75% to 7.25%, as previously in effect under the Amended Credit Agreement) for the Eurocurrency Rate and EURIBOR Rate, in all cases based on the Company’s Consolidated First Lien Net Leverage Ratio.

•	The Company will now furnish on a Current Report on Form 8-K on or prior to December 5, 2017, the range of its (A) total estimated revenue and (B) estimated adjusted EBITDA, in each case for the fiscal quarter ended September 30, 2017, with the difference between the high end and low end of the ranges to be no greater than $5.0 million. This is a new requirement for the Company under the Amended Credit Agreement.

We qualify the foregoing summary of the Second October 2017 Amendment by reference to the full text of the Second October 2017 Amendment, a copy of which we have filed as Exhibit 10.1 hereto and incorporate by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index preceding the signature page to this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Limited Waiver to Credit Agreement and Fourth Amendment to Credit Agreement, dated as of October 31, 2017, among Global Eagle Entertainment Inc., the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer

Dated: October 31, 2017

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